August 10, 1999




BY FACSIMILE & EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

         RE:      Providence Energy Corporation
                  Registration Statement on Form S-3
                  (File No. 333-84379)
                  Covering Dividend Reinvestment and Cash Stock Purchase Plan Delaying Amendment under Rule 473

Gentlemen:

         Reference is hereby made to the Registration Statement on Form S-3 (File No. 333-84379) (the "Registration Statement") filed on behalf of
Providence Energy Corporation (the "Registrant"). In accordance with the provisions of Rule 473 under Regulation C promulgated under the Securities Act of 1933, as amended, the Registrant hereby amends the Registration Statement as follows:

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

         Please direct any questions regarding this amendment to Margaret D. Farrell at (401) 274-2000.

                                         Very truly yours,

                                         /s/ Susann G. Mark

                                         Susann G. Mark
                                         Vice President and Corporate Secretary